Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports First Quarter 2020 Results
Singapore – January 29, 2020 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), today announced financial results of its first fiscal quarter ended December 28, 2019. The Company reported first quarter net revenue of $144.3 million, net income of $13.5 million and non-GAAP net income of $15.7 million.

Quarterly Results - U.S. GAAP
	Fiscal Q1 2020	Change vs. Fiscal Q1 2019	Change vs. Fiscal Q4 2019
Net Revenue	$144.3 million	down 8.2%	up 3.2%
Gross Profit	$70.4 million	down 5.9%	up 7.6%
Gross Margin	48.8%	up 120 bps	up 200 bps
Income from Operations	$13.4 million	down 8.2%	up 74%
Operating Margin	9.3%	up 0 bps	up 380 bps
Net Income	$13.5 million	up 80%	up 110.9%
Net Margin	9.4%	up 460 bps	up 480 bps
EPS – Diluted(a)	$0.21	up 90.9%	up 110%

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

Quarterly Results - Non-GAAP

	Fiscal Q1 2020	Change vs. Fiscal Q1 2019	Change vs. Fiscal Q4 2019
Income from Operations	$15.6 million	down 5.5%	up 39.3%
Operating Margin	10.8%	up 30 bps	up 280 bps
Net Income	$15.7 million	down 7.6%	up 68.8%
Net Margin	10.9%	up 10 bps	up 420 bps
EPS - Diluted	$0.24	down 4%	up 71.4%
A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of non-GAAP Financial Results” section.

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “Although the December quarter is historically seasonally soft, demand for our advanced packaging, memory and automotive-focused solutions improved and provided for a sequential increase in net revenue. We continue to anticipate more aggressive capital spending in all of the markets we serve through fiscal year 2020."

First Quarter Fiscal 2020 Financial Highlights

•	Net revenue of $144.3 million.

•	Gross margin of 48.8%.

•	Net income of $13.5 million or $0.21 per share; non-GAAP net income of $15.7 million or $0.24 per share.

•	Cash, cash equivalents, and short-term investments, net of bank overdraft were $540.4 million as of December 28, 2019.

Second Quarter Fiscal 2020 Outlook
The Company currently expects net revenue in the second fiscal quarter of 2020 ending March 28, 2020 to be approximately $140 million to $170 million, representing a 7% sequential improvement.
Looking forward, Dr. Fusen Chen commented, "Over the past three years, our development investments have allowed us to become a true multi-product company. This effort has expanded our served available market, increased the diversification of our business and significantly enhances our ability to create and deliver shareholder value.”

Earnings Conference Call Details
A conference call to discuss these results will be held tomorrow, January 30, 2020, beginning at 8:00am EST. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through August 6th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13697293. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, goodwill impairment, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results.  The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.

Management uses both U.S. GAAP metrics as well as non-GAAP operating income, operating margin, net income, net margin and net income per diluted share to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibit.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future (www.kns.com).
Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future expected dividend payouts and growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that the Company fails to meet its operational and financial targets in order to adhere to its dividend policy; the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; the risk that the Company will not identify suitable acquisition opportunities or that any acquisitions will not be successful; the risk that the Company fails to timely remediate the material weaknesses identified in the Company’s internal controls over financial reporting or that new material weaknesses or significant deficiencies emerge; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2019 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 28, 2019	December 29, 2018
Net revenue	$144,297	$157,208
Cost of sales	73,933	82,409
Gross profit	70,364	74,799

Operating expenses:
Selling, general and administrative	26,424	28,533
Research and development	28,292	29,803
Amortization of intangible assets	1,817	1,877
Restructuring	417	31
Total operating expenses	56,950	60,244
Income from operations	13,414	14,555
Other income (expense):
Interest income	2,839	3,826
Interest expense	(583)	(251)
Income before income taxes	15,670	18,130
Income tax expense	2,133	10,570
Share of results of equity-method investee, net of tax	60	43
Net income	$13,477	$7,517

Net income per share:
Basic	$0.21	$0.11
Diluted	$0.21	$0.11

Cash dividends declared per share	$0.12	$0.12

Weighted average shares outstanding:
Basic	63,557	67,176
Diluted	64,139	67,851

	Three months ended
Supplemental financial data:	December 28, 2019	December 29, 2018
Depreciation and amortization	$4,759	$4,769
Capital expenditures	2,325	4,942
Equity-based compensation expense:
Cost of sales	232	150
Selling, general and administrative	2,735	2,925
Research and development	642	798
Total equity-based compensation expense	$3,609	$3,873

	As of
	December 28, 2019	December 29, 2018
Backlog of orders [1]	$115,205	$105,265
Number of employees	2,758	2,677

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 28, 2019	September 28, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$497,374	$364,184
Short-term investments	119,000	229,000
Accounts and other receivable, net of allowance for doubtful accounts of $614 and $597, respectively	198,842	195,830
Inventories, net	95,209	89,308
Prepaid expenses and other current assets	16,182	15,429
TOTAL CURRENT ASSETS	926,607	893,751

Property, plant and equipment, net	56,826	72,370
Operating right-of-use assets	20,830	—
Goodwill	55,995	55,691
Intangible assets, net	41,728	42,651
Deferred tax assets	6,549	6,409
Equity investments	7,477	6,250
Other assets	2,070	2,494
TOTAL ASSETS	$1,118,082	$1,079,616

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term debt	$75,967	$60,904
Accounts payable	44,903	36,711
Operating lease liabilities	5,427	—
Accrued expenses and other current liabilities	62,522	64,533
Income taxes payable	13,384	12,494
TOTAL CURRENT LIABILITIES	202,203	174,642

Financing obligation	—	14,207
Deferred income taxes	33,169	32,054
Income taxes payable	80,415	80,290
Operating lease liabilities	17,205	—
Other liabilities	9,437	9,360
TOTAL LIABILITIES	342,429	310,553

SHAREHOLDERS' EQUITY
Common stock, no par value	529,487	533,590
Treasury stock, at cost	(346,869)	(349,212)
Retained earnings	599,682	594,625
Accumulated other comprehensive loss	(6,647)	(9,940)
TOTAL SHAREHOLDERS' EQUITY	$775,653	$769,063

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,118,082	$1,079,616

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	December 28, 2019	December 29, 2018
Net cash provided by operating activities	$25,028	$56,001
Net cash provided by/(used in) investing activities	106,487	(65,273)
Net cash provided by/(used in) financing activities	2,152	(33,916)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(477)	(18)
Changes in cash, cash equivalents and restricted cash	133,190	(43,206)
Cash, cash equivalents and restricted cash, beginning of period	364,184	321,148
Cash, cash equivalents and restricted cash, end of period	$497,374	$277,942

Short-term investments	119,000	355,000
Total cash, cash equivalents, restricted cash and short-term investments	$616,374	$632,942

Reconciliation of U.S. GAAP Income from Operating
to Non-GAAP Income from Operation and Operating Margin
(in thousands, except percentages)
(unaudited)

	Three months ended
	December 28, 2019	December 29, 2018	September 28, 2019
Net revenue	$144,297	$157,208	$139,827
U.S. GAAP income from operations	13,414	14,555	7,693
U.S. GAAP operating margin	9.3%	9.3%	5.5%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,817	1,877	1,823
Restructuring	417	31	1,639
Non-GAAP income from operations	$15,648	$16,463	$11,155
Non-GAAP operating margin	10.8%	10.5%	8.0%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(in thousands, except per share data)
(unaudited)

	Three months ended
	December 28, 2019	December 29, 2018	September 28, 2019
Net revenue	$144,297	$157,208	$139,827
U.S. GAAP net income	13,477	7,517	6,404
U.S. GAAP net margin	9.3%	4.8%	4.6%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,817	1,877	1,823
Restructuring	417	31	1,639
Income tax expense- Tax Reform	—	7,712	(300)
Net income tax benefit on non-GAAP items	(51)	(141)	(250)
Total non-GAAP adjustments	$2,183	$9,479	$2,912
Non-GAAP net income	$15,660	$16,996	$9,316
Non-GAAP net margin	10.9%	10.8%	6.7%

U.S. GAAP net income per share:
Basic	0.21	0.11	0.10
Diluted(a)	0.21	0.11	0.10

Non-GAAP adjustments per share:(b)
Basic	0.03	0.14	0.05
Diluted	0.03	0.14	0.04

Non-GAAP net income per share:
Basic	$0.24	$0.25	$0.15
Diluted(c)	$0.24	$0.25	$0.14

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)
Non-GAAP adjustments per share includes amortization related to intangible assets acquired through business combinations, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items.

(c)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.